Exhibit 1.2


                          TIME WARNER TELECOM INC.

                                    FORM OF

                           UNDERWRITING AGREEMENT

                            STANDARD PROVISIONS

                            (EQUITY SECURITIES)

                                                         January 12, 2001

     From time to time, Time Warner Telecom Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Equity Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Equity Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Equity Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:


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          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated or, in the case of partnerships or limited liability companies, duly organized, is validly existing as a corporation, a partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and all of the partnership interests and membership interests in each subsidiary of the Company that is a


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     partnership or a limited liability company, as the case may be, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

          (g) The Equity Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Equity Securities will not be subject to any preemptive or similar rights.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may have been obtained and (ii) such as may be required by the securities or Blue Sky laws of the various states and other jurisdictions in connection with the offer and sale of the Equity Securities.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (k) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.


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          (l) The Company is not and, after giving effect to the offering and sale of the Equity Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Equity Securities registered pursuant to the Registration Statement.

          (p) Subsequent to the respective dates as of which information is given in the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company and its subsidiaries have not purchased any of its outstanding capital stock, nor has the Company declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as set forth or described in the Prospectus.

          (q) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not, singly or in the aggregate, have or could not result in a material adverse effect on the Company and its subsidiaries, taken as a

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     whole; and any real property and buildings held under lease by the
     Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or such as do not, singly or in the aggregate, have or could not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case except as described in the Prospectus.

          (r) Except as set forth in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, currently employed by them in connection with the business now operated by them, except where the failure to own or possess or to have the right to acquire any of the foregoing, singly or in the aggregate, does not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, except for disputes that do not or would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (t) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither of the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (u) The Company and its subsidiaries possess all permits, licenses, rights of way, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the Federal Communications Commission (the "FCC"), the public utilities commission, or any equivalent body, of each state in which the Company does business and any other relevant state or local governmental department, commission, board, bureau, agency, court or other authority thereof (the "Local Authorities")) required for the conduct of the telecommunications business now operated by the Company (collectively, the "Governmental Licenses"), except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries,


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


     taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company or any of its subsidiaries and which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of or is aware of proceedings relating to the revocation or modification of any such Governmental Licenses or, except as set forth in the Prospectus, that would otherwise affect the operations of the Company or its subsidiaries and which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2. Terms of Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Equity Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Equity Securities are set forth in the Prospectus.

     3. Payment and Delivery. Except as otherwise provided in this Section 3, payment for the Equity Securities shall be made to the Company in Federal or other funds immediately available at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Equity Securities. The time and date of such payment are hereinafter referred to as the "Closing Date".

     Certificates for the Equity Securities shall be in definitive form and registered in such names and in such denominations the Manager shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Equity Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

     4. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters are subject to the following conditions:


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          (a) Subsequent to the execution and delivery of the Underwriting
     Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Equity Securities on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 4(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, outside counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated, and, based solely on a certificate of good standing from the Secretary of State of Delaware, is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus;

              (ii) to such counsel's knowledge, (A) there are not any pending or threatened governmental proceedings before any court or governmental agency or authority or any arbitrator to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed as required, and (B) there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a


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          character required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which is not described, filed or incorporated as required;

               (iii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the Company's authorized capital stock is as set forth in the Prospectus under the caption "Description of Capital Stock." The Equity Securities conform to the description thereof contained in the Prospectus;

               (v) the Equity Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Equity Securities will not be subject to any statutory, or to such counsel's knowledge, contractual preemptive or similar rights;

               (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Equity Securities;

               (vii) the statements in the Prospectus under the captions "Recent Developments," "Description of Debt Securities," "Description of Capital Stock," "Certain Relationships and Related Transactions - Stockholders Agreement," "Description of Certain Indebtedness," "Certain United States Federal Tax Consequences to Holders of the Notes," and any other captions in the Prospectus listed on a schedule attached to an Underwriting Agreement, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required to be described with respect to such legal matters, documents and proceedings and summarize in all material respects the matters referred to therein;

               (viii) the Company is not and, after giving effect to the offering and sale of the Equity Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (ix) to such counsel's knowledge, there are no statutes or regulations (other than federal, state or local telecommunications statutes or regulations as to


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          which such counsel expresses no opinion) that are required to be disclosed in the Registration Statement that are not adequately disclosed as required.

               (x) such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that (i) each part of the Registration Statement when such part became effective, or the Prospectus as of its date and the date hereof (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which such counsel does not express any view) was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (ii) each part of the Registration Statement when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein as to which such counsel does not express any view).

          (d) The Underwriters shall have received on the Closing Date an opinion of Paul B. Jones, Esq., General Counsel to the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to conduct its business as described in the Prospectus;

               (ii) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) each subsidiary of the Company has been duly incorporated or, in the case of partnerships or limited liability companies, duly organized, is validly existing as a corporation, a partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;


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               (iv) except as otherwise disclosed in the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims; and all of the partnership interests and membership interests in each subsidiary of the Company that is a partnership or limited liability company, as the case may be, are owned directly by the Company free and clear of all liens, encumbrances, equities or claims;

               (v) the statements contained in the Prospectus under the captions "Risk Factors--Competition in local services has also increased as a result of changing government regulations," "Risk Factors--We are subject to significant federal and state regulation that can significantly affect pricing and profitability," "Risk Factors--We may receive less revenue if incumbent local exchange carriers successfully challenge reciprocal compensation," "Risk Factors--We are dependent on governmental and other authorizations," "Risk Factors--We are dependent on Time Warner Cable's permits, licenses and rights-of-way," "Business--Competition", "Business--Government
          Regulation," and any other caption in the Prospectus listed on a schedule attached to any Underwriting Agreement, insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading;

               (vi) to such counsel's knowledge, the Company possesses the Governmental Licenses and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (vii) there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company and its subsidiaries which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is the object of, or threatened by, any proceedings relating to the revocation or modification of any such Governmental Licenses or, except as set forth in the Prospectus, that would otherwise affect the operation of the Company, which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (viii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and


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          compliance by the Company with its obligations under this
          Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any Local Authority having jurisdiction over the Company or any of its subsidiaries or any of its assets or operations with respect to the provision of telecommunications services except for such violations that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ix) that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules, and other information of a statistical, accounting or financial nature included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder;

               (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole;

               (xi) the statements in the Registration Statement under (A)
          Item 15, (B) "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (C) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required to be described with respect to such legal matters, documents and proceedings and summarize in all material respects the matters referred to therein; and

               (xii) to such counsel's knowledge, there are no telecommunications statutes or regulations that are required to be described in the Prospectus that are not described as required;

               In rendering opinion (vi) above, the General Counsel may rely, as to matters involving the application of the laws of Arizona, California, Colorado, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kentucky, Minnesota, Nevada, New Mexico, New York, New Jersey, North Carolina, Ohio, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin, upon the opinions of special counsel to the Company (which opinions shall be dated and furnished to the Underwriters on the Closing Date and shall be satisfactory in form and substance to counsel for the Underwriters, provided that the General Counsel shall state that such opinion (vi) above is subject to the qualifications set forth in such opinions of special counsel and provided further that the General Counsel shall state in his opinion that he believes that he is justified in relying upon such opinions).

          (e) The Underwriters shall have received on the Closing Date an opinion of Willke Farr & Gallagher, regulatory counsel for the Company, dated the Closing Date, to the effect that:

               (i) The statements contained in the Prospectus under the captions "Business--Government Regulation--Federal Regulation" and "Business--Government Regulation--Telecommunications Act of 1996," insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading.

          (f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 4(c)(iii), 4(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock," and "Underwriting") and 4(c)(x) above.

          With respect to Section 4(c)(x) above, Cravath, Swaine & Moore and Shearman & Sterling may provide their statements in separate letters and may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinion of Cravath, Swaine & Moore described in Section 4(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (g) The Underwriters shall have received on each of the date hereof and the Closing Date (i) a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements in the Prospectus or the Registration Statement, and certain financial information contained in or incorporated by reference into the Prospectus or the Registration Statement and (ii) to the extent that the audited financial statements of another person is required under the rules and regulations of the Securities Act to be contained in the Prospectus or Registration Statement, a similar "cold comfort" letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from such other person's independent public accountants.

          (h) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between the Manager and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of the Equity Securities or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (i) The Equity Securities of the Company shall continue to be listed or be approved for trading on the Nasdaq National Market.

          The several obligations of the Underwriters to purchase Equity Optional Securities hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Equity Optional Securities and other matters related to the issuance of the Equity Optional Securities.

     5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish the Manager, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish the Manager in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Equity Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

          (c) If, during such period after the first date of the public offering of the Equity Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Equity Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Equity Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement of the Company and its subsidiaries covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11 (a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158). If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (f) That without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) publicly offer, pledge, sell, contract to sell, grant any option or contract to purchase, lend, or otherwise transfer, dispose of or distribute, directly or indirectly, any of the class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") or (2) enter into any public swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Equity Securities to be sold hereunder, (B) the issuance by the Company of (i) shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and (ii) grants from time to time of stock options and other incentive compensation pursuant to the 1998 Option Plan, provided that such options or awards do not vest during the period of 180 days ending after the date of the Prospectus, (C) the issuance by the Company of shares of the Class A Common Stock pursuant to the 2000 Stock Purchase Plan, (D) private transactions relating to shares of the Class A Common Stock, provided that any transferee that receives shares of the Class A Common Stock in a private transaction shall be subject to the remainder of the 180-day lock-up set forth in clauses
     (1) and (2) above to the same extent as the Company, or (E) the issuance by the Company of shares of the Class A Common Stock as compensation to members of the Company's board of directors.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Equity Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Equity Securities under state law and all expenses in connection with the qualification of the Equity Securities for offer and sale under state law as provided in Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Equity Securities by the National Association of Securities Dealers, Inc. (the "NASD"), (iv) the cost of printing certificates representing the Equity Securities, (v) the cost and charges of any transfer agent, registrar or depositary, (vi) all expenses in connection with any transfer and sale of the Equity Securities outside the United States, including the filing fees, (vii) any fees charged by the rating agencies for the rating of the Equity Securities, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Equity Securities on the Nasdaq National Market and other national securities exchanges and foreign stock exchanges, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Equity Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnity and Contribution", and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Equity Securities by them, and any advertising expenses connected with any offers they may make.

     6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the

     Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus and the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Equity Securities or (ii) if the allocation provided by clause (6)(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (6)(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Equity Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Equity Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Equity Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Equity Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Equity Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Equity Securities.

     7. Termination. This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Equity Securities on the terms and in the manner contemplated in the Prospectus.

     8. Defaulting Underwriters. If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Equity Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Equity Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Equity Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Equity Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Equity Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Equity Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Equity Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Equity Securities without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Equity Securities and the aggregate amount of Equity Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Equity Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Equity Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     9. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                  EXHIBIT A

                          [FORM OF LOCK-UP LETTER]

Dear Sirs and Mesdames:

     The undersigned understands that [Name of Manager] (the "Manager") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Time Warner Telecom Inc., a Delaware corporation (the "Company") providing for the public offering (the "Public Offering") by the several underwriters, including [Name of the underwriters] (the "Underwriters"), of _____ shares (plus _____ shares subject to the Underwriters' over-allotment option) of [Insert Full Title of Securities] (the "Equity Securities").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the supplement prospectus relating to the Public Offering (the "Prospectus"), (1) publicly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, dispose of or distribute, directly or indirectly, any shares of class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") or any securities convertible into the Class A Common Stock (other than the Class B Common Stock, par value $.01 per share, of the Company) or (2) enter into any public swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Equity Securities to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the Public Offering
(c) the surrender of unexercised options or shares upon a "cashless exercise" of options or other incentive compensation awards or (d) private transactions relating to shares of Class A Common Stock, provided that the undersigned shall ensure that any transferee that receives shares of the Class A Common Stock in a private transaction shall be subject to the remainder of the 90-day lock-up period set forth in clauses (1) and (2) above. In addition, the undersigned agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                     Very truly yours,

                                                     ------------------------
                                                     (Name)

                                                     ------------------------
                                                     (Title)

                           UNDERWRITING AGREEMENT

                                                     _____________, 200__

Time Warner Telecom Inc.
10475 Park Meadows Drive
Littleton, CO 80124

Dear Sirs and Mesdames:

     We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Time Warner Telecom, Inc., a Delaware corporation (the "Company"), proposes to issue and sell _____of its [Full Title of Equity Securities] (the "Initial Equity Securities"). [The Company also proposes to issue and sell not more than _____ additional shares of its [Full Title of Equity Securities] (the "Equity Optional Securities", and together with the Initial Equity Securities, the "Equity Securities").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Initial Equity Securities set forth below opposite their names at a purchase price of $___per share of Equity Security:

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company also agrees to sell the Underwriters the Equity Optional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to ____ of Equity Optional Securities. If the Underwriters elect to exercise such option, the Underwriters shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Equity Optional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Equity Optional Securities may be purchased as provided solely for the purpose of covering overallotments made in connection with the offering of the Equity Securities. If any Equity Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Equity Optional Securities (subject to such adjustments to eliminate fractional shares as the Manager may determine) that bears the same proportion to the total number of Equity Optional Securities to be purchased as the number of Initial Equity Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Equity.

                                                   Number of Initial Equity
      Name                                              Securities

Names of Lead Managers and Underwriters












                                                   -----------------------
   Total..........................



     The Underwriters will pay for the Equity Securities upon delivery thereof at Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. (New York City time) on _____________, or at such other time, not later than 5:00 p.m. (New York City time) on _____________, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Underwriters will pay for the Equity Optional Securities upon delivery thereof at Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. (New York City time) on _______________ or at such other time, not later than 5:00 p.m. (New York City time) on _______________ but in no event not later than 30 days after the Closing Date for the Equity Securities. The time and date of such payment and delivery are hereinafter referred to as the Option Closing Date.

     All provisions contained in the document entitled Time Warner Telecom
Inc. Form of Underwriting Agreement Standard Provisions (Equity Securities) dated January 12, 2001, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                            Very truly yours,

                                            [Name of Lead Managers]

                                            Acting severally on behalf of
                                            themselves and the several
                                            Underwriters named herein

                                            By:  [Name of Executing Lead
                                                 Manager]



                                            By:_______________________________
                                               Name:
                                               Title:

Accepted:

Time Warner Telecom Inc.



By: ________________________
    Name:
    Title: